EXHIBIT 10.12

STOCK AWARD AGREEMENT

UNDER

UNITED FIRE & CASUALTY COMPANY

2008 STOCK PLAN

Award Number 006

1.        Award of Stock Awards.  United Fire & Casualty Company (hereinafter the “Company”), in the exercise of its sole discretion pursuant to the United Fire & Casualty 2008 Stock Plan (the “Plan”), does on May 21, 2008 (the “Award Date”) hereby award to Barrie W. Ernst (the “Awardee”) 1,944 Stock Awards (“SAs”) upon the terms and subject to the conditions hereinafter contained. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan. SAs represent the Company’s unfunded and unsecured promise to issue Shares at a future date, subject to the terms of this Award Agreement and the Plan. The Awardee has no rights under the SAs other than the rights of a general unsecured creditor of the Company.

2.	Vesting Schedule and Conversion of SAs.

a.         Subject to the terms of this Award Agreement and the Plan and provided that the Awardee remains in Continuous Status as an Employee throughout the five year period beginning with the Award Date, the SAs shall vest and be converted into an equivalent number of Shares that will be distributed to the Awardee (provided that fractional SAs shall be converted into Shares as set out in Section 8(c) of this Award Agreement) 100% on the date that is five (5) years from the Award Date.

b.         THE AWARDEE’S RIGHTS IN THE SAS SHALL BE AFFECTED, WITH REGARD TO BOTH VESTING SCHEDULE AND TERMINATION, BY LEAVES OF ABSENCE, CHANGES IN THE NUMBER OF HOURS WORKED, PARTIAL DISABILITY, AND OTHER CHANGES IN AWARDEE’S EMPLOYMENT STATUS AS PROVIDED IN THE COMPANY’S CURRENT POLICIES IN SUCH MATTERS. THESE POLICIES MAY CHANGE FROM TIME TO TIME WITHOUT NOTICE IN THE COMPANY’S SOLE DISCRETION, AND AWARDEE’S RIGHTS WILL BE GOVERNED BY THE POLICIES IN EFFECT AT THE TIME OF ANY EMPLOYMENT STATUS CHANGE. CONTACT HUMAN RESOURCES FOR A COPY OF THE MOST CURRENT POLICY STATEMENT AT ANY POINT IN TIME.

3.         Termination. Unless terminated earlier under Section 4, 5, or 6 below, the Awardee’s rights under this Award Agreement with respect to the SAs issued under this Award Agreement shall terminate at the time such SAs are converted into Shares.

4.         Termination of the Awardee’s Status as an Employee. Except as otherwise specified in Section 5 and 6 below, upon termination of the Awardee’s Continuous Status as an Employee (as such term is defined in Section 2(h) of the Plan), the Awardee’s rights under this Award Agreement in any unvested SAs shall terminate. For the avoidance of doubt, the Awardee’s Continuous Status as an Employee terminates at the time the Awardee’s actual employer ceases to be the Company or a Subsidiary of the Company, as that term is defined in Section 2(v) of the Plan, and as further described in Section 10(g) of this Award Agreement.

5.         Disability of the Awardee. Notwithstanding the provisions of Section 4 above, upon termination of the Awardee’s Continuous Status as an Employee as a result of total and permanent disability (as such term is defined in Section 12(c) of the Plan), the vesting date for the SAs, set out in Section 2(a), above, shall accelerate by twelve (12) months as of such date of termination. If the Awardee’s disability originally required the Awardee to take a short-term disability leave that was later converted into long-term disability, then for the purposes of the preceding sentence, the date on which the Awardee ceased performing services shall be deemed to be the date of commencement of the short-term disability leave. The Awardee’s rights in any unvested SAs that remain unvested after the application of this Section 5 shall terminate at the time the Awardee ceases to be in Continuous Status as an Employee.

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6.         Death of Awardee. Notwithstanding the provisions of Section 4 above, upon the death of the Awardee:

a.         If the Awardee is, at the time of death, in Continuous Status as an Employee, the vesting date for the SAs, set out in Section 2(a) above, shall accelerate by twelve (12) months as of the date of death; and

b.         The Awardee’s rights in any unvested SAs that remain after the application of Section 6(a) shall terminate at the time of the Awardee’s death.

7.         Value of Unvested SAs. In consideration of the award of these SAs, the Awardee agrees that upon and following termination of the Awardee’s Continuous Status as an Employee for any reason (whether or not in breach of applicable laws) and regardless of whether the Awardee is terminated with or without cause, notice, or pre-termination procedure or whether the Awardee asserts or prevails on a claim that the Awardee’s employment was terminable only for cause or only with notice or pre-termination procedure, any unvested SAs under this Award Agreement shall be deemed to have a value of zero dollars ($0.00).

8.	Conversion of SAs to Shares; Responsibility for Taxes.

a.         Provided the Awardee has satisfied the requirements of Section 8(b) below, on the vesting of any SAs, such vested SAs shall be converted into an equivalent number of Shares that will be distributed to the Awardee or, in the event of the Awardee’s death, to the Awardee’s legal representative, as soon as practicable. The distribution to the Awardee, or in the case of the Awardee’s death, to the Awardee’s legal representative, of Shares in respect of the vested SAs shall be evidenced by a stock certificate, appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company, or other appropriate means as determined by the Company. If ownership or issuance of Shares is not feasible due to applicable exchange controls, securities regulations, tax laws, or other provisions of applicable law, as determined by the Company in its sole discretion, the Awardee, or in the event of the Awardee’s death, the Awardee’s legal representative, shall receive cash proceeds in an amount equal to the value of the Shares otherwise distributable to the Awardee, net of the satisfaction of the requirements of Section 8(b) below.

b.         Regardless of any action the Company or the Awardee’s actual employer takes with respect to any or all income tax (including federal, state and local taxes), social insurance, payroll tax or other tax-related withholding (“Tax Related Items”), the Awardee acknowledges that the ultimate liability for all Tax Related Items legally due by the Awardee is and remains the Awardee’s responsibility and that the Company and/or the Awardee’s actual employer (i) make no representations or undertakings regarding the treatment of any Tax Related Items in connection with any aspect of the SAs, including the grant of the SAs, the vesting of SAs, the conversion of the SAs into Shares or the receipt of an equivalent cash payment, the subsequent sale of any Shares acquired at vesting and the receipt of any dividends, and (ii) do not commit to structure the terms of the grant or any aspect of the SAs to reduce or eliminate the Awardee’s liability for Tax Related Items.

Prior to the issuance of Shares upon vesting of SAs or the receipt of an equivalent cash payment as provided in Section 8(a) above, Awardee shall pay, or make adequate arrangements satisfactory to the Company or to the Awardee’s actual employer (in their sole discretion) to satisfy all withholding obligations of the Company and/or the Awardee’s actual employer. In this regard, Awardee authorizes the Company or the Awardee’s actual employer to withhold all applicable Tax Related Items legally payable by Awardee from Awardee’s wages or other cash compensation payable to Awardee by the Company or the Awardee’s actual employer. Alternatively, or in addition, if permissible under applicable law, the Company or the Awardee’s actual employer may, in their sole discretion, (i) sell or arrange for the sale of Shares to be issued on the vesting of SAs to satisfy the withholding obligation, and/or (ii) withhold in Shares, provided that the Company and the Awardee’s actual employer shall withhold only the amount of shares necessary to satisfy the minimum withholding amount. The Awardee shall pay to the Company or to the Awardee’s actual employer any amount of Tax Related Items that the Company or the Awardee’s actual employer may be required to withhold as a result of Awardee’s receipt of SAs, the vesting of SAs, or the conversion of vested SAs to Shares that cannot be satisfied by the means previously described. Except where applicable legal or regulatory provisions prohibit, the standard process for the payment of the Awardee’s Tax Related Items shall be for the Company or the Awardee’s actual employer to withhold in Shares only to the amount of shares necessary to

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satisfy the minimum withholding amount. The Company may refuse to deliver Shares to Awardee if Awardee fails to comply with Awardee’s obligation in connection with the Tax Related Items as described herein.

c.         In lieu of issuing fractional Shares, on the vesting of a fraction of a SA, the Company shall round the shares to the nearest whole share and any such share which represents a fraction of a SA will be included in a subsequent vest date.

d.         Until the distribution to Awardee of the Shares in respect to the vested SAs is evidenced by a stock certificate, appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company, or other appropriate means, the Awardee shall have no right to vote or receive dividends or any other rights as a shareholder with respect to such Shares, notwithstanding the vesting of SAs. The Company shall cause such distribution to Awardee to occur promptly upon the vesting of SAs. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Awardee is recorded as the owner of the Shares, except as provided in Section 14 of the Plan.

e.         By accepting the Award of SAs evidenced by this Award Agreement, the Awardee agrees not to sell any of the Shares received on account of vested SAs at a time when applicable laws or Company policies prohibit a sale. This restriction shall apply so long as Awardee is an Employee of the Company or a Subsidiary of the Company.

9.         Non-Transferability of SAs. The Awardee’s right in the SAs awarded under this Award Agreement and any interest therein may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by will or by the laws of descent or distribution, prior to the distribution of the Shares in respect of such SAs. SAs shall not be subject to execution, attachment, or other process.

10.       Acknowledgment of Nature of Plan and SAs. In accepting the Award, the Awardee acknowledges that:

a.         The Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, as provided in the Plan;

b.         The Award of SAs is voluntary and occasional and does not create any contractual or other right to receive future awards of SAs or benefits in lieu of SAs even if SAs have been awarded repeatedly in the past;

c.         All decisions with respect to future awards, if any, will be at the sole discretion of the Company;

d.	The Awardee’s participation in the Plan is voluntary;

e.         The future value of the underlying Shares is unknown and cannot be predicted with certainty;

f.          If Awardee receives Shares, the value of such Shares acquired on vesting of SAs may increase or decrease in value;

g.         Notwithstanding any terms or conditions of the Plan to the contrary and consistent with Section 4, above, upon involuntary termination of the Awardee’s employment (whether or not in breach of applicable laws), (1) the Awardee’s right to receive SAs and vest under the Plan, if any, will terminate effective as of the date that the Awardee is no longer actively employed and will not be extended by any notice period mandated under applicable law, (2) the Awardee’s right to receive Shares pursuant to the SAs after termination of employment, if any, will be measured by the date of termination of Awardee’s active employment and will not be extended by any notice period mandated under applicable law, and (3) the Committee shall have the exclusive discretion to determine when the Awardee is no longer actively employed for purposes of the award of SAs; and

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h.         The Awardee acknowledges and agrees that, regardless of whether the Awardee is terminated with or without cause, notice, or pre-termination procedure or whether the Awardee asserts or prevails on a claim that Awardee’s employment was terminable only for cause or only with notice or pre-termination procedure, the Awardee has no right to, and will not bring any legal claim or action for, (1) any damages for any portion of the SAs that have been vested and converted into Shares, or (2) termination of any unvested SAs under this Award Agreement.

11.       No Employment Right. The Awardee acknowledges that neither the fact of this Award of SAs nor any provision of this Award Agreement or the Plan or the policies adopted pursuant to the Plan shall confer upon the Awardee any right with respect to employment or continuation of current employment with the Company or with the Awardee’s actual employer, or to employment that is not terminable at will. The Awardee further acknowledges and agrees that neither the Plan nor this Award of SAs makes the Awardee’s employment with the Company or the Awardee’s actual employer for any minimum or fixed period, and that such employment is subject to the mutual consent of the Awardee and the Company or the Awardee’s actual employer, and may be terminated by either the Awardee or the Company or the Awardee’s actual employer at any time, for any reason or no reason, with or without cause or notice or any kind of pre- or post-termination warning, discipline, or procedure.

12.       Administration. The authority to manage and control the operation and administration of this Award Agreement shall be vested in the Board and the Committee (as such terms are defined in Sections 2(d) and 2(f) of the Plan), and the Board and the Committee shall have all powers and discretion with respect to this Award Agreement as it has with respect to the Plan. Any interpretation of the Award Agreement by the Board or the Committee and any decision made by the Board or the Committee with respect to the Award Agreement shall be final and binding on all parties.

13.       Plan Governs. Notwithstanding anything in this Award Agreement to the contrary, the terms of this Award Agreement shall be subject to the terms of the Plan, and this Award Agreement is subject to all interpretations, amendments, rules, and regulations promulgated by the Board or the Committee from time to time pursuant to the Plan.

14.       Notices. Any written notices provided for in this Award Agreement that are sent by mail shall be deemed received three business days after mailing, but not later than the date of actual receipt. Notices shall be directed, if to the Awardee, at the Awardee’s address indicated by the Company’s records and, if to the Company, at the Company’s principal executive office.

15.       Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to SAs awarded under the Plan or future SAs that may be awarded under the Plan by electronic means or request the Awardee’s consent to participate in the Plan by electronic means. The Awardee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

16.       Acknowledgment. By the Awardee’s acceptance as evidenced below, the Awardee acknowledges that the Awardee has received and has read, understood, and accepted all the terms, conditions, and restrictions of this Award Agreement, the Plan, and the current policies referenced in Section 2(b) of this Award Agreement. The Awardee understands and agrees that this Award Agreement is subject to all the terms, conditions, and restrictions stated in this Award Agreement and in the other documents referenced in the preceding sentence, as the latter may be amended from time to time in the Company’s sole discretion. The Awardee further acknowledges that the Awardee must accept this Award Agreement in the manner prescribed by the Company no later than the earlier of the first anniversary of Award Date or the first vesting date specified in Section 2 of this Award Agreement.

17.       Board Approval. These SAs have been awarded pursuant to the Plan and accordingly this Award of SAs is subject to approval by an authorized committee of the Board of Directors. If this Award of SAs has not already been approved, the Company agrees to submit this Award for approval as soon as practical. If such approval is not obtained, this award is null and void.

18.       Governing Law. This Award Agreement shall be governed by the laws of the State of Iowa, without regard to Iowa laws that might cause other law to govern under applicable principles of conflicts of law.

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19.       Severability. If one or more of the provisions of this Award Agreement shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the invalid, illegal, or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions that could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Award Agreement to be construed so as to foster the intent of this Award Agreement and the Plan.

20.       Complete Award Agreement and Amendment. This Award Agreement and the Plan constitute the entire agreement between the Awardee and the Company regarding these SAs. Any prior agreements, commitments or negotiations concerning these SAs are superseded. This Award Agreement may be amended only by written agreement of the Awardee and the Company, without consent of any other person. The Awardee agrees not to rely on any oral information regarding this Award of SAs or any written materials not identified in this Section 20.

Executed at Cedar Rapids, Iowa the day and year first above written.

UNITED FIRE & CASUALTY COMPANY

Randy A. Ramlo, President and Chief Executive Officer

AWARDEE'S ACCEPTANCE:

I have read and fully understood this Award Agreement and, as referenced in Section 16 above, I accept and agree to be bound by all of the terms, conditions, and restrictions contained in this Award Agreement and the other documents referenced in it.

AWARDEE
Date: May 21, 2008
Print Name: Barrie W. Ernst

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